PRICEWATERHOUSECOOPERS

                                               PricewaterhouseCoopers
                                               One Kingsway
                                               Cardiff CF10 3PW
                                               Telephone +44 (0) 29 2023 7000
                                               Facsimile +44 (0) 29 2080 2400


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2000, except for the contents of Note 45 which is as of August 12, 2000, relating to the financial statements and financial statement schedules of Hyder plc which appear in Southern Energy, Inc.'s (dba Mirant Corporation) Registration Statement on Form S-1 (333-35390, which is incorporated by reference in this Registration Statement.



/s/ PricewaterhouseCoopers
Cardiff, United Kingdom
27 February, 2001